AGREEMENT


MADE by and between:

                           THE GINGRICH GROUP, LLC
                            3200 Windy Hill Road
                                 Suite 900W
                           Atlanta, Georgia 30339

                                     and

                       Millennium Plastics Corporation
                            6265 S. Stevenson Way
                             Las Vegas, NV 89120


WHEREAS, The Gingrich Group, LLC ("Consultant") provides communication and management consulting services to a variety of industries; and

WHEREAS, Millennium Plastics Corporation ("Company") a Nevada Corporation seeks to retain Consultant to render to Company such consulting services; and

WHEREAS, Consultant is ready, willing and able to render such consulting and advisory services to Company as hereinafter described on the terms and conditions more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement ("Agreement"), the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  CONSULTING SERVICES.  The Gingrich Group agrees:

     (a) To assist in the area of strategic planning and the development of approaches to business opportunities and challenges.

          (b) To assist Company in introducing its services and products to organizations and individuals that can benefit from Company's innovative capabilities or can otherwise help Company in meeting its business objectives.


2.   SCOPE AND STANDARDS OF SERVICES.

a) It is acknowledged and agreed by Company that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws.

b) It is further acknowledged and agreed by Company that Consultant does not provide lobbying services of any kind or participate in lobbying activities.

c) Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement.

d) Consultant retains the right to control or direct the manner in which the services described in paragraph 1 are to be performed. However, Company will provide Consultant with reasonable access to Company marketing information, records, and personnel that are required to support Consultant in properly performing under the Agreement.

e) The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.


3. TERM OF AGREEMENT. Consultant's engagement hereunder shall have an initial term of one (1) year, commencing on January 15,2001, subject to termination as hereinafter provided in Section 5. Unless otherwise terminated as provided herein, the term of this Agreement shall automatically renew on a year-to-year basis at the end of the initial term and each subsequent renewal term unless either party gives written notice of non-renewal to the other at least ninety (90) days prior to the last day of the initial term or the then-current renewal term. Expiration of or failure to renew this Agreement shall be without prejudice to any rights to compensation or other payment of Consultant pursuant to Section 4.

4.   COMPENSATION

a) In consideration of the services provided for Company by Consultant as fully set forth in Section 1, Consultant will be paid a cash retainer of $7500 per month, the first month's retainer is payable upon execution of this agreement and all subsequent months retainers will be due on the first (1st) day of that month.

b) Company will provide Consultant with 240,000 stock options to purchase shares of Company's common stock, with an exercise price of eighty-five cents ($0.85) per share and vesting of twenty thousand (20,000) shares per month commencing with the "date of grant" as described in paragraph 11 of the Stock Option Agreement, with an expiration of 2 years from the date of grant. (See Stock Option Agreement attached hereto as Exhibit A)

c) Company shall reimburse Consultant for all reasonable expenses and disbursements incurred by Consultant in connection with its performance under this Agreement. A monthly limit of $2,500 will apply to all reimbursed expenses unless prior written approval has been granted by Company

d) Consultant shall be responsible for all taxes, levies and charges that may accrue to Consultant by virtue of the compensation, reimbursements, or other payments to be paid or made to it hereunder. Company shall make all payments hereunder without deduction or withholding of any taxes, levies, duties, charges, or expenses whatsoever. Company's obligations under this
  Section 4 shall be performed without any right to invoke set-off, deduction or similar rights.


5.  TERMINATION.

a) Either party may terminate this Agreement by and upon delivery of written notice to the other at any time if such other party: (i) makes an assignment for the benefit of creditors; (ii) becomes adjudicated bankrupt;
  (iii) files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other kind of relief under Title 11 of the United States code or a successor or state insolvency law ("Bankruptcy Law"); (iv) has filed against it an involuntary petition in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Law, which petition is not discharged within 30 days; or (v) applies for or permits the appointment of a receiver or a trustee for its assets. Termination under this Subsection 5(a) shall be without prejudice to any rights to compensation or other payment of Consultant pursuant to Section 4 above.

b) Either party may terminate this Agreement if the other party is in material breach of any of the representations or warranties set forth herein, or fails to perform or is otherwise in breach of any of its other material obligations under this Agreement and, after receiving written notice of such breach from the other party exercising its right to terminate this Agreement, does not remedy such breach within thirty (30) days after receipt of such written notice, in which case this Agreement shall terminate upon the expiration of such period. In addition, Consultant may terminate this Agreement by and upon delivery of written notice to Company at any time if Company shall violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of Company. Termination by Consultant under this Subsection 5(b) shall be without prejudice to any rights to compensation or other payment of Consultant pursuant to Section 4 above.

c) Notwithstanding other terms, in the event that Speaker Newt Gingrich enters the employment of the United States Government, or officially announces that he is seeking public office, this Agreement shall terminate on that date. If either of these events were to occur, Consultant would effect an orderly transition with regard to its obligations under this Agreement.

d)   Either party may terminate this Agreement by and upon delivery of ninety
  (90) days' written notice to the other party.



6.  NONDISCLOSURE.

a) The Gingrich Group and Company acknowledge that in the course of this relationship, they each may be exposed to or acquire information that is proprietary to or confidential to the other party. The parties agree to hold such information in strictest confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the other party, other than for the performance of obligations hereunder or as otherwise agreed to herein, and to advise each of their employees, agents and representatives of their obligations to keep such information confidential.

b) The parties shall use reasonable efforts to assist each other in identifying and preventing any unauthorized use or disclosure of any confidential information. Without limitation of the foregoing, the parties shall use reasonable efforts to advise each other immediately in the event that either learns of or has reason to believe that any person who has had access to confidential information has violated or intends to violate the terms of this Agreement, and will reasonably cooperate in seeking injunctive relief against any such persons.

c) Notwithstanding the obligations set forth in the preceding paragraphs, the confidentiality obligations of the parties shall not extend to information that: (i) is, as of the time of its disclosure or thereafter becomes, part of the public domain through a source other than the receiving party; (ii) was rightfully known to the receiving party as of the time of its disclosure; (iii) is independently developed by the receiving party or is subsequently learned from a third party not under a confidentiality obligation to the providing party; or (iv) is required to be disclosed pursuant to a duly authorized subpoena, court order, or government authority, whereupon the disclosing party shall provide prompt written notice to the other party prior to such disclosure, so that such party may seek a protective order or other appropriate remedy. In the event that a protective order or other appropriate remedy is not obtained, the disclosing party agrees to disclose only that portion of the confidential information that is required.

d) Except as required by law, and with as much notice to the other party as possible, neither The Gingrich Group nor Company will disclose to a third party any of the details connected with this Agreement. Notwithstanding the foregoing, unless notified otherwise by Company, The Gingrich Group may include Company in any client list that it provides to individual prospective clients for marketing purposes. Similarly, Company may acknowledge a consulting relationship with The Gingrich Group in discussions with investors and partners when appropriate. This sentence will not be deemed to authorize Company to include The Gingrich Group or Speaker Newt Gingrich's name in any advertisements, publications or commercial websites without specific written authorization.

e) All obligations relating to confidential and proprietary information shall survive the termination of this relationship.

7. COMMUNICATIONS CONSIDERATIONS. The Gingrich Group and Company will ensure that any news releases or written public statements directly referencing the other will be mutually reviewed and approved before release. Company will notify The Gingrich Group about news media inquiries made concerning Speaker Gingrich or The Gingrich Group's business relationships.

8. CONFLICT OF INTEREST. The Gingrich Group shall be free to perform services for other persons, corporations, and institutions. Consultant will notify Company within ten (10) days of its intent to perform consulting services for any other person or entity which conflicts with Consultant's obligations under this Agreement. Upon receiving such notice, Company may terminate this Agreement or consent to Consultant's outside consulting activities.

9.  INDEMNITY BY COMPANY.   Company shall protect, defend, indemnify, and
hold Consultant and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by Company herein; or (ii) any legal action, including any counterclaim, or breach of representation, warranty, covenant or agreement made by Company herein; or (iii) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by Company.

10.  INDEMNIFICATION BY CONSULTANT.   Consultant shall protect, defend,
indemnify and hold Company and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to, or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by Consultant herein; or (ii) any legal action, including any counterclaim, or breach of representation, warranty, covenant or agreement made by Consultant herein; or (iii) negligent or willful misconduct, occurring during the term hereof.

11. NOTICES. All notices under this Agreement shall be in writing and shall be effective upon personal delivery to a party, or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the respective parties as follows (or such other address as the parties may from time to time designate in writing):

     The Gingrich Group, LLC       Millennium Plastics Corporation
     Attention:  A.J. Young        Attention: Paul Branagan
     1301 K St., NW           6265 S. Stevenson Way
     Suite 800 West           Las Vegas, NV 89120
     Washington, DC  20005
     Phone:  (202) 414-1331        Phone:  (702) 454-2121
     Fax:      (202) 414-1310            Fax:      (702) 434-7594

12. APPLICABLE LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Georgia and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Georgia shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

13. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

14. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understanding, agreements and negotiations between the parties.

15. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.


16.  MEDIATION/ARBITRATION.

a) In the event of any dispute (as defined herein below) arising out of or relating to this Agreement, or the breach thereof, the parties agree that, before having recourse to arbitration, they will participate in at least four hours of mediation in accordance with the commercial mediation rules of the American Arbitration Association. If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties should then be submitted to arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules and pursuant to the Federal Arbitration Act, 9 U.S.C.
  Section 1 et seq.

b) The term "dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or in tort, under either statutory or common law or both, now existing or hereafter arising between the parties in any way pertaining to (i) this Agreement or any related agreement, document or instrument; and (ii) any incidents, omissions, acts, practices or occurrences arising out of any service or product furnished or agreed to be furnished under this Agreement causing property damage to either party and is asserted that the other party or its agents, employees or representatives, may be liable, in whole or in part; provided, however, that the parties may seek injunctions and similar forms of equitable relief with courts of competent jurisdiction.

17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

Millennium Plastics           The Gingrich Group, LLC
Corporation
/s/ Paul Branagan             /s/ A.J. Young
Paul Branagan                 A.J. Young

Date:1/12/01                 Date 1/12/01

                              1301 K St, NW, Suite 800 West
6265 S. Stevenson Way         Washington, DC  20005
Las Vegas, NV 89120           Phone (202) 414-1331
Phone (702) 454-2121

                                  EXHIBIT A

                    NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into as of January 15, 2001, by and between MILLENNIUM PLASTICS CORPORATION, a Nevada corporation ("Corporation"), and THE GINGRICH GROUP, LLC ("Optionee").

                               R E C I T A L S

     A. On September 25, 2000, the Board of Directors of the Corporation adopted and the Corporation's stockholders approved the Millennium Plastics Corporation 2000-2001 Stock Option Plan (the "Plan").

     B. Pursuant to the Plan, on January 11, 2001, the Board of Directors of the Corporation acting as the Plan Committee ("Committee") authorized granting to Optionee options to purchase shares of the common stock, $.001 par value, of the Corporation ("Shares") for the term and subject to the terms and conditions hereinafter set forth.

                              A G R E E M E N T

It is hereby agreed as follows:

1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Plan.

2. GRANT OF OPTIONS. The Corporation hereby grants to Optionee, options ("Options") to purchase all or any part of Two Hundred Forty Thousand (240,000) Shares, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, and upon the other terms and conditions set forth herein.

3. OPTION PERIOD. The Options shall be exercisable at any time during the period commencing on the following dates (subject to the provisions of Section 18) and expiring on the date Two (2) years from the date of grant, unless earlier terminated pursuant to Section 7:

          The Options shall vest at a rate of Twenty Thousand (20,000) per month.

4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the Shares it has elected to purchase. An Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If

     Optionee shall not purchase all of the Shares which it is entitled to purchase under the Options, its right to purchase the remaining unpurchased Shares shall continue until expiration of the Options. The Options shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Options shall be Eighty-Five Cents ($0.85) per Share.

6. PAYMENT OF PURCHASE PRICE. At the time of Optionee's notice of exercise of the Options, Optionee shall tender in cash or by certified or bank cashier's check payable to the Corporation, the purchase price for all Shares then being purchased. Provided, however, the Board of Directors may, in its sole discretion, permit payment by the Corporation of the purchase price in whole or in part with Shares. If the Optionee is so permitted, and the Optionee elects to make payment with Shares, the Optionee shall deliver to the Corporation certificates representing the number of Shares in payment for new Shares, duly endorsed for transfer to the Corporation, together with any written representations relating to title, liens and encumbrances, securities laws, rules and regulatory compliance, or other matters, reasonably requested by the Board of Directors. The value of Shares so tendered shall be their Fair Market Value Per Share on the date of the Optionee's notice of exercise.

7. EFFECT OF TERMINATION OF RELATIONSHIP. If Optionee's relationship with the Corporation as a Consultant terminates in accordance with the Agreement, all options which have previously vested shall expire three
     (3) months thereafter. All unvested options shall laps and automatically expire. During such three (3) month period (or such shorter period prior to the expiration of the Option by its own terms), such Options may be exercised by the Optionee only.

8. NONTRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law.

9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Options, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of the Options. Notwithstanding the foregoing, any such adjustment to the Options shall be made without change in the total exercise price applicable to the unexercised portion of the Options, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Options. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 9, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

10. NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Nothing contained in this Agreement shall obligate the Corporation to employ or have another relationship with Optionee for any period or interfere in any way with the right of the Corporation to reduce Optionee's compensation or to terminate the relationship with Optionee at any time.

11. TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be January 15, 2001.

12. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

13. SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The
   Committee may in its discretion cause the Shares underlying the Options to be registered under the Securities Act of 1933 as amended by filing a Form S-8 Registration Statement covering the Options and the Shares underlying the Options. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

14. INTENDED TREATMENT AS NON-QUALIFIED STOCK OPTIONS. The Options granted herein are intended to be non-qualified stock options described in U.S.
   Treasury Regulation ("Treas. Reg.") ?1.83-7 to which Sections 421 and 422A of the Internal Revenue Code of 1986, as amended from time to time ("Code") do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. ?1.83-7 or be subject to Sections 421 and 422A of the Code, the Options shall nevertheless be valid and carried into effect.

15. PLAN CONTROLS. The Options shall be subject to and governed by the provisions of the Plan. All determinations and interpretations of the Plan made by the Committee shall be final and conclusive.

16. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation's counsel, all certificates issued to represent Shares purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

17.  CONDITIONS TO OPTIONS; Compliance with Applicable Laws.  THE
   CORPORATION'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF
     THE OPTIONS IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO
   EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION
     FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION
     (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO.

18.  MISCELLANEOUS.

     18.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

     18.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

     18.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

     18.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

     18.5 Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of Nevada and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

     18.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

     18.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:

If to Optionee:     THE GINGRICH GROUP, LLC
               3200 Windy Hill Road
               Suite 900W
               Atlanta, Georgia 30339



If to Corporation:  MILLENNIUM PLASTICS CORPORATION
               6265 S. Stevenson Way
               Las Vegas, NV 89120

     Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

     18.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.9 Attorneys' Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

"CORPORATION"

MILLENNIUM PLASTICS CORPORATION
a Nevada corporation



By: Paul Branagan

Its: President


"OPTIONEE"

THE GINGRICH GROUP, LLC



By: A.J. Young

Its: Vice-President